EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Washington Trust Bancorp, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-107141, 333-72277, 333-48315, 333-13167, 033-23048, 333-146388, 333-160298 and 333-188076) on Form S-8 and in the registration statements (Nos. 333-13821, 033-28065, 333-42502, 333-154521 and 333-220978) on Form S-3 of Washington Trust Bancorp, Inc. and subsidiaries of our reports dated February 27, 2018, with respect to the consolidated balance sheets of Washington Trust Bancorp, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Washington Trust Bancorp, Inc.

/s/ KPMG LLP

Providence, Rhode Island
February 27, 2018